Exhibit 5.2

Our File: 130023 March 17, 2015 DryShips Inc. 74-76 V. Ipeirou Street 151 25, Marousi Athens, Greece	Purdy's Wharf Tower II 1300-1969 Upper Water Street PO Box 730 Halifax NS Canada B3J 2V1 Tel +1 (902) 425 6500 | Fax +1 (902) 425 6350

Dear Ladies and Gentlemen:
Re:	Ocean Rig Canada Inc.
We have acted as Nova Scotia counsel to Ocean Rig Canada Inc. (the "Company") in connection with the registration statement (the "Registration Statement") on Form F-3 of DryShips Inc. ("DryShips") as filed with the U.S. Securities and Exchange Commission (the "Commission") relating to DryShips' offer and sale of securities, including debt securities (the "Debt Securities"), pursuant to the Registration Statement and the Company's guarantee (the "Guarantee") of the Debt Securities pursuant to the forms of senior indenture and subordinated indenture included as exhibits to the Registration Statement.
Materials Reviewed
In connection with the foregoing, we have examined the Registration Statement.  We have also examined:
(a)	a certificate of status pertaining to the Company dated the date hereof issued by an agent of the Registrar of Joint Stock Companies for the Province of Nova Scotia;
(b)	a certificate of an officer of the Company dated the date hereof as to certain factual matters (the "Officer's Certificate"), to which is attached, among other things, the memorandum of association and articles of association of the Company and resolutions of the directors of the Company;
(c)	the minute book of the Company in our possession containing, inter alia, records of corporate proceedings, written resolutions and registers of the Company; and
(d)	such other corporate and public records and certificates of public officials, and have made such other investigations, searches and inquiries and considered such matters of law, as we have considered necessary or appropriate as a basis for providing the opinions expressed herein.
Assumptions and Reliance
For the purposes of the opinions expressed herein, we have, without independent investigation or verification, assumed:

McInnes Cooper

130023
March 17, 2015

(a)	the genuineness of all signatures, the legal capacity of individuals signing any documents, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, telecopied, facsimiles or other copies; and
(b)	the accuracy, currency and completeness of the indices and filing systems maintained by the public offices and registries where we have searched or enquired or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory or other like officials with respect to those matters referred to herein.
Nova Scotia Law
The opinions expressed herein are limited to the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein in effect on the date hereof, and we express no opinion with respect to the laws of any other jurisdiction and we do not accept any responsibility to inform the addressees of any change in law subsequent to the date of our opinion that does or may affect the opinions we express herein.
Opinions
Based upon and subject to the foregoing, we are of the opinion that:
1.	The Company has been incorporated as a company limited by shares and is validly subsisting under the Companies Act (Nova Scotia) and is in good standing as to the filing of annual statements under the Corporations Registration Act (Nova Scotia).
2.	The Company has the necessary corporate power and capacity to enter into and perform its obligations under the Guarantee.
3.	All necessary corporate action has been taken by the Company to authorize the filing of the Registration Statement with the Commission and the execution of the Guarantee.
Reliance
This opinion is solely for the benefit of the addressees hereof and the purchasers of the Debt Securities and is rendered solely in connection with the transaction to which it relates and may not be relied upon by any other person or for any other purpose, nor may it be quoted, in whole or in part, or otherwise referred to without our prior written consent; provided that Seward & Kissel LLP may rely on this opinion as if it were addressed to it and had been delivered by us to it on the date hereof.
We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and the reference to McInnes Cooper in the Registration Statement.

Yours truly, /s/ McInnes Cooper McInnes Cooper